UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

In a Current Report on Form 8-K filed on December 17, 2024, VIP Play, Inc., a Nevada corporation (the “Company,” “us,” “we” or “our”) disclosed that on December 10, 2024, the Company entered into a Casino and Sportsbook Online Operations Agreement dated as of December 9, 2024 (the “Agreement”) with Wheeling Island Gaming, Inc., a Delaware corporation, that is the duly licensed owner and operator of the casino commonly referred to as Wheeling Island Hotel Casino Racetrack located near Wheeling, West Virginia (“Operator”).

Pursuant to the terms and conditions of the Agreement, Operator granted us the right to seek and obtain licenses from the appropriate governing authority to offer and operate interactive online gaming services, including online poker games, online casino games and online sports wagering (the “Services”) in West Virginia via the Internet, mobile or other remote or electronic device or data network. The initial term of the Agreement is for ten years from the date on which our online gaming services are approved for users to play in accordance with West Virginia gaming laws. The Agreement required us to pay the Operator a non-refundable fee in two equal installments within a certain time frame after the date of signing. The Agreement also requires us to pay Operator a percentage of our annual net gaming revenue from the Services, minus a minimum annual revenue guarantee payment to be paid in equal quarterly installments.

The legal effectiveness of the Agreement is subject to the West Virginia Lottery Commission first approving the Agreement, which it has not done. A representative of the Commission informed us that a key term of the Agreement would need to be revised before the Commission would approve the Agreement. Despite our efforts, the parties were unable to agree upon an amendment to the Agreement.

On October 24, 2025, we received a notice of termination from Operator based on our failure to meet the Go-Live Date (as defined in the Agreement). In connection with the termination, Operator is demanding we pay them an early termination penalty in the amount of $4,500,000.

It is our opinion that Operator is not entitled to the early termination penalty for several reasons, including, but not limited to, the conditions for enforceability of the Agreement were not met, a lack of the meeting of the minds on material terms, ineffectiveness for lack of regulatory approval, Operator’s breach of the implied covenant of good faith and fair dealing and the absence of applicable remedies and penalties under the basis of termination that we consider applicable here.

The full text of the Agreement is attached hereto as Exhibit 10.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Casino and Sportsbook Online Operations Agreement dated as of December 9, 2024 by and between VIP Play, Inc. and Wheeling Island Gaming, Inc. (incorporated by reference to Exhibit 10.1 to VIP Play, Inc. Current Report on Form 8-K filed on December 17, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2025	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO

3